Exhibit 10.1

Joint Venture Agreement

This is an agreement between Resource Exchange of America Corp. (“RXAC”) and Paw Materials, Inc.“) to conduct certain business as a joint venture. Both parties hereby acknowledge the receipt of adequate consideration for the provisions herein, including, but not limited to, ten dollars and the mutual covenants herein.

1.

Purpose of the Agreement. The parties intend to conduct the following business transactions together in a joint venture, wherein profits and expenses associated with the following transactions and only the following transactions:

The acquisition of scrap metal (“the product”) from “the seller” and the processing, transporting and resale of the product to “the buyer” upon the terms described in Exhibit A, hereto.

2.

Parties. The full name, address and contact information for the parties are as follows:

a. “RXAC”

Resource Exchange of America Corp.

27 Fletcher Avenue

Sarasota, Florida 34237

941-952-9000

Contact: Dana J. Pekas

b. “Paw”

Paw Materials, Inc

6640 State Road West

Hudson Fl 34667

727-919-2738

Richard J. Wohlfiel

Date and Length of Term. This agreement is effective upon the execution of this agreement by the last party to do so. The term of this agreement will be the same term as the term of the lease for the land upon which the accumulating yard of Paw Materials, Inc. is located .

3.

Duties of the Paw Materials, Inc The duties of Paw Materials, Inc. are described in Exhibit B.

4.

Duties of RXAC. The duties of RXAC are described in Exhibit C.

5.

Remuneration to the Parties . The processing company shall be paid the amounts described in Exhibit D.

6.

Profits. All profits from the operations of the joint venture shall be allocated as described in Exhibit E.

7.

Prior Contracts. All previous business completed prior to the execution date of this contract shall remain as separate property of the parties and shall be subject to the same terms and provisions that existed prior to the execution of this agreement.

8.

Representations. The parties hereby represent that they have made full, true and accurate disclosure of all revenues and expenses normally associated with the transactions described herein to their reasonable ability to do so and that they will make full, true and accurate disclosure of all revenues and expenses in the future.

9.

Covenants. The parties hereby covenant and promise to promptly perform all duties and obligations necessary pursuant to this agreement and to promptly provide all information reasonably necessary or important to the other party and/or reasonably requested by the other party.

10.

Miscellaneous Provisions. This contract will be construed under the laws of Sarasota, Florida and any actions hereunder will be tried in the County, Circuit or Federal courts for Sarasota, Florida. In any such action, the prevailing party will be entitled to reimbursement of attorneys fees and costs incurred in bringing or defending such action, appellate fees and costs included. Both parties have had benefit of legal counsel or opportunity to obtain same. This contract will not be construed as having been drafted by one or the other party. This agreement may be executed by fax, email or any other type of remote communication and each party may execute a different physical copy of same.

/s/ Dana Pekas
Dana Pekas, as CEO of Resource	Date
Exchange of America Corp.

/s/ Richard Wohlfiel
Richard Wohlfiel, as President of Paw	Date
Materials, Inc.

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